UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2012 (April 13, 2012)

INTERCORE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1 International Boulevard, Suite 400 Mahwah, NJ 07495 (Address of principal executive offices) (zip code)

(201) 512-8732 (Registrant’s telephone number, including area code)

Heartland Bridge Capital, Inc. (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2012, our Board of Directors approved, and we entered into a Warrant Repricing Agreement, in the form filed herewith as Exhibit 10.1 (the “Warrant Repricing Agreement”), with the persons listed on Exhibit A to the Warrant Repricing Agreement (collectively, the “Holders”) of the Company to reprice and reissue warrants to purchase 1,000,000 shares (pre-split) of our common stock (the “Repriced Warrants”). The warrants to be repriced and reissued, were for the purchase of 1,000,000 shares (pre-split) of our common stock at $5.00 per share (the “Existing Warrants”). The parties to the Warrant Repricing Agreement agreed to cancel the Existing Warrants and exchange them, on a one to one basis, for new warrants to purchase shares of the common stock (the “Repriced Warrants”) of the Company. The Repriced Warrants have an exercise price per share of $0.50 with the remaining terms of the warrants staying the same.

On May 14, 2012, our Board of Directors approved, and we entered into a Warrant Repricing Agreement, in the form filed herewith as Exhibit 10.1 (the “Warrant Repricing Agreement”), with the persons listed on Exhibit A to the Warrant Repricing Agreement (collectively, the “Holders”) of the Company to reprice and reissue warrants to purchase 2,000,000 shares (pre-split) of our common stock (the “Repriced Warrants”). The warrants to be repriced and reissued, were for the purchase of 1,000,000 shares (pre-split) of our common stock at $4.00 per share and 1,000,000 shares (pre-split) of our common stock at $3.00 per share (the “Existing Warrants”). The parties to the Warrant Repricing Agreement agreed to cancel the Existing Warrants and exchange them, on a one to one basis, for new warrants to purchase shares of the common stock (the “Repriced Warrants”) of the Company. The Repriced Warrants have an exercise price per share of $0.50 with the remaining terms of the warrants staying the same.

The foregoing descriptions of the Repricing Agreements and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits hereto and are incorporated herein by reference. The form of the Repricing Agreements for all of the Existing Warrants was identical except for the addressee; therefore, only forms of Repricing Agreements for the Existing Warrants have been provided as an exhibit hereto.

Item 3.02. Unregistered Sales of Equity Securities.

On May 15, 2012, we issued a total of 2,003,574 shares (pre-split) of our common stock, without restrictive legend, to two non-affiliate shareholders pursuant to the exercise of warrants to purchase 3,000,000 shares (pre-split) of common stock utilizing the cashless exercise provision of the warrants. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were sophisticated, familiar with our operations, and there was no solicitation.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Repricing Agreement

10.2	Form of Repriced Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2012	Heartland Bridge Capital, Inc.
a Delaware corporation
/s/ James F. Groelinger

By: James F. Groelinger
Its: Chief Executive Officer

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